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                  [LETTERHEAD OF ERNST & YOUNG APPEARS HERE]


The Securities and Exchange Commission                           22 October 1996
450 Fifth Street, N.W.
Washington, DC 20549                                                     AKB/JRD
United States of America
                                                                     Direct Line
                                                                   0117 976 5250

Dear Sirs

We have read the disclosures relating to our resignation as independent auditors of South Western Electricity plc under the caption "Experts" in the Prospectus and Registration Statement (Form S-1 No. 333-09033) of Southern Investments UK plc and are in agreement therewith.

Yours faithfully

/s/ Ernst & Young
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Ernst & Young